UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2020

SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas	71601
(Address of principal executive offices)	(Zip Code)

(870) 541-1000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SFNC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry Into a Material Definitive Agreement.

On February 10, 2020, Simmons Bank (“Simmons”), a wholly-owned subsidiary of Simmons First National Corporation (the “Company”) entered into a Branch Purchase and Assumption Agreement (the “Agreement”) with First Western Trust Bank (“First Western”), a wholly-owned subsidiary of First Western Financial, Inc., pursuant to which First Western will purchase certain assets and assume certain liabilities (the “Branch Purchase”) associated with four Simmons locations in Denver, Englewood, Highlands Ranch, and Lone Tree, Colorado (collectively, the “Branches”).

Pursuant to the terms of the Agreement, First Western has agreed to assume certain deposit liabilities and to acquire certain loans, as well as cash, personal property and other fixed assets associated with the Branches. The combined loan and deposit balances of the Branches (excluding certain loans and deposits not subject to the Branch Purchase) as of December 31, 2019, were approximately $105 million and $58 million, respectively.

Pursuant to the terms and subject to the conditions of the Agreement, the purchase price for the transaction will be computed as the difference of (A) the sum of (i) the aggregate balance of the deposits to be assumed, together with accrued and unpaid interest thereon, (ii) the amount of certain accrued expenses, and (iii) the amount of certain other liabilities to be assumed, together with accrued and unpaid interest thereon, and (B) the sum of (i) the aggregate outstanding principal balance of the loans to be acquired, together with accrued and unpaid interest thereon, (ii) the aggregate amount of cash on hand, (iii) the amount of certain prepaid expenses, and (iv) the aggregate net book value of the personal property and ATMs to be acquired. The purchase price is subject to a customary post-closing adjustment based on the delivery within 30 calendar days following the closing date of a final closing statement setting forth the purchase price and any necessary adjustment payment amount. Additionally, First Western will pay a premium to Simmons in an amount equal to the average aggregate daily closing balance of the deposits to be acquired for the 30-business day period prior to the closing date multiplied by the Applicable Percentage. The “Applicable Percentage” equals (1) if the Branch Purchase is completed on or before May 31, 2020, 6.06%, (2) if the Branch Purchase is completed after May 31, 2020, but on or before July 31, 2020, 7.06%, or (3) if the Branch Purchase is completed after July 31, 2020, 8.06%.

The completion of the Branch Purchase is subject to receipt of regulatory approval by the Federal Deposit Insurance Corporation and the Colorado Division of Banking, as well as other customary closing conditions. Subject to the satisfaction of such conditions, First Western and Simmons expect to close the Branch Purchase in the second or third quarter of 2020.

First Western and Simmons have made customary representations, warranties and covenants in the Agreement. First Western and Simmons have also agreed to indemnify each other (subject to customary limitations) with respect to the Branch Purchase, including for breaches of representations and warranties, breaches of covenants, liabilities not retained or assumed, and conduct of the business of the Branches and operation and use of the purchased assets during certain time periods.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Agreement and the above description of the Agreement and related transactions have been included to provide investors and security holders with information regarding the terms of the Agreement. They are not intended to provide any other factual information about First Western, Simmons, or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them that differs from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of First Western, Simmons, or any of their respective subsidiaries, affiliates, or businesses. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by First Western, Simmons, or their affiliates. Accordingly, investors should read the representations and warranties in the Agreement not in isolation but only in conjunction with the other information about First Western or Simmons and their respective subsidiaries and affiliates included in reports, statements, and other filings, including those the Company makes with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K may not be based on historical facts and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as “anticipate,” “estimate,” “expect,” “foresee,” “may,” “might,” “will,” “would,” “could” or “intend,” future or conditional verb tenses, and variations or negatives of such terms. These forward-looking statements include, without limitation, statements relating to the impact the Company expects the Branch Purchase to have on the Company’s operations, financial condition, and financial results, and Simmons’ and the Company’s expectations about the timeline of closing the Branch Purchase.

Readers are cautioned not to place undue reliance on the forward-looking statements contained in this document in that actual results could differ materially from those indicated in such forward-looking statements, due to a variety of factors. These factors include, but are not limited to, changes in the Company’s operating strategy, the ability to maintain credit quality, possible adverse rulings, judgments, settlements and other outcomes of pending litigation, the ability of the Company to collect amounts due under loan agreements, laws and regulations affecting financial institutions in general or relating to taxes, the effect of pending or future legislation, the ability of Simmons and First Western to obtain regulatory approvals and meet other closing conditions to the Branch Purchase, a delay in closing the Branch Purchase, difficulties and delays in converting the Branches’ business to First Western, business disruption following the Branch Purchase, and other risk factors. Other relevant risk factors may be detailed from time to time in the Company’s press releases and filings with the SEC. All forward-looking statements, expressed or implied, included in this Current Report on Form 8-K are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Any forward-looking statement speaks only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation, and specifically decline any obligation, to revise or update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 2.1	Branch Purchase and Assumption Agreement, dated as of February 10, 2020, by and between First Western Trust Bank and Simmons Bank*
Exhibit 104	Cover Page Interactive Data File (imbedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

/s/ Robert A. Fehlman
Date: February 10, 2020	Robert A. Fehlman, Senior Executive Vice President,
Chief Financial Officer, Chief Operating Officer and Treasurer